NON-NEGOTIABLE PROMISSORY NOTE

$871,138.00                                                 Montvale, New Jersey
                                                            November 18, 1999

            FOR VALUE RECEIVED, the undersigned, Rushmore Financial Services, Inc. (the "Obligor"), hereby promises to pay to Arbor EnTech Corporation (the "Lender"),the principal amount of Eight Hundred Ninety Seven Thousand One Hundred and Thirty Eight Dollars, or such lesser sum as may be outstanding hereunder, in ten equal annual installments, payable on the 18th day of November, commencing November 18, 2000, together with interest from the date hereof on the unpaid balance of such principal amount at the rate of ten percent (10%) per annum, interest on the unpaid principal portion hereof to be payable semi-annually on the 18th day of May and November, commencing May 18, 2000.

            In the event of any insolvency, bankruptcy, assignment for the benefit of creditors, arrangement with creditors or any other marshalling of the assets of the Obligor, whether or not pursuant to bankruptcy laws, the entire amount of outstanding principal and interest accrued on this Note shall become immediately due and payable.

            All payments of principal of and interest on this Note made in cash or by check shall be paid at the offices of the Lender at RD 1, Box 1076, Little Marsh, Pennsylvania 16931, or at such other place as the Lender shall have designated to the Obligor in writing.

            The Obligor shall have the right to prepay this Note, in whole or in part, at any time without premium or penalty.

            In the event of any default by the Obligor hereunder, the holder hereof may proceed to protect and enforce its rights in equity, an action at law, and/or by any other appropriate proceedings, in which case the Obligor shall pay all costs and expenses of every kind incurred by the Lender in connection therewith, including, but not limited to, reasonable attorneys' fees and disbursements. No delay on the part of the Lender in exercising any of its powers or rights, or any partial or single exercise thereof, shall constitute a waiver thereof.

            The Obligor expressly waives notice of dishonor, protest and notice of protest and other notices of every kind, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action hereunder. This Note shall be governed by and construed in accordance with the laws of the State of Pennsylvania applicable to agreements made and to be performed wholly within such State.

                                    Rushmore Financial Services, Inc.


                                    By: s/ Mark D. Shefts
                                        ----------------------------------
                                           Mark D. Shefts
                                           Secretary